                              As filed with the Securities and Exchange Commission on September 30, 2004

                                                                                               Registration No. 333-_______

                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                          -------------------

                                                               FORM S-8

                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933
                                                          -------------------

                                                          BWC FINANCIAL CORP.
                                        (Exact name of registrant as specified in its charter)

                                      California                                       94-2876448
                            (State or other jurisdiction of                         (I.R.S. Employer
                            incorporation or organization)                         Identification No.)
                                                           1400 Civic Drive
                                                    Walnut Creek, California 94596
                                          (Address of principal executive offices) (Zip Code)

                                                         BANK OF WALNUT CREEK
                                               EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                                                       (Full title of the plan)

                                                             James L. Ryan
                                                          BWC Financial Corp.
                                                           1400 Civic Drive
                                                    Walnut Creek, California 94596
                                                (Name and address of agent for service)

                                                            (925) 932-5353
                                     (Telephone number, including area code, of agent for service)

                                                               Copy to:

                                                          John H. Sears, Esq.
                                                Sheppard, Mullin, Richter & Hampton LLP
                                                  Four Embarcadero Center, 17th Floor
                                                    San Francisco, California 94111
                                                            (415) 774-3205

                                                    CALCULATION OF REGISTRATION FEE
   ---------------------------- -------------------------- -------------------------- -------------------------- --------------------------
                                                               Proposed maximum           Proposed maximum
     Title of each class of      Amount to be registered   offering price per share   aggregate offering price    Amount of registration
   securities to be registered          (1), (2)                      (3)                        (3)                      fee (3)
   ---------------------------- -------------------------- -------------------------- -------------------------- --------------------------
   Common Stock, no par value        500,000 shares                 $21.45                   $10,725,000                 $1,358.86
   ---------------------------- -------------------------- -------------------------- -------------------------- --------------------------

(1)      This  Registration  Statement  also  covers an  indeterminate  amount of plan  participation  interests  to be offered or sold pursuant to the employee benefits plan described herein.
(2)      This Registration  Statement also covers such indeterminate  number of shares of Common Stock as may be issued pursuant to the employee benefits plan described herein as a result of the adjustment provisions thereof.
(3)      Pursuant  to  Rule 457(h),  the  maximum  offering  price,  per  share and in the  aggregate,  and the  registration  fee were calculated  based upon the  average of the high and low prices of the Common  Stock as of  September 20,  2004,  as  reported by the
   Nasdaq National Stock Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Bank of Walnut Creek Employee Stock Ownership Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). These documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

        The following documents, previously filed by BWC Financial Corp. (the “Company”) and the Plan with the Commission, are incorporated herein by reference:

(a)	The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed with the Commission on March 30, 2004;

(b)	The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004, filed with the Commission on May 13, 2004 and August 10, 2004, respectively;

(c)	The Company's Current Reports on Form 8-K filed with the Commission on January 28, 2004, April 30, 2004 and July 30, 2004;

(d)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above;

(e)	The Annual Report on Form 11-K of the Plan for the year ended December 31, 2003, filed with the Commission on June 18, 2004; and

(f)	The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 13, 1998, and any amendment or report filed for the purpose of updating such descriptions.

        All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed “filed” under the Securities Act or the Exchange Act, is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

                       Not applicable.

Item 5.     Interests of Named Experts and Counsel.

                       Not applicable.

Item 6.     Indemnification of Directors and Officers.

        Section 317 of the California General Corporations Law (the “CGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors’ liability for improper dividends, loans and guarantees).

        In accordance with Section 317, the Company’s Articles of Incorporation (the “Articles”), limit the liability of a directors, officers and employees to the Company or its shareholders for monetary damages to the fullest extent permissible under California law, and in excess of that authorized under Section 317. The Articles and the Company’s By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

        The Company also maintains insurance policies which insure its officers and directors against certain liabilities in an annual aggregate maximum amount of $3,000,000.

        The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws referred to above and are qualified in their entirety by reference thereto.

Item 7.     Exemption from Registration Claimed.

                       Not applicable.

Item 8.     Exhibits.

Exhibit
Number	Description of Exhibit

4.1	Bank of Walnut Creek Employee Stock Ownership and Savings Plan, as amended and restated effective January 1, 2002.

23.1	Consent of Moss Adams LLP.

24.1	Power of Attorney (included in signature page hereto).

        The Company hereby confirms that it has submitted the Plan to the Internal Revenue Service (the “IRS”). The Company hereby undertakes to submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

        None of the shares of Common Stock being registered by the Company on this Form S-8 for offer and sale under the Plan will be original issue securities. Accordingly, in accordance with Item 8(a) of Form S-8, no opinion of counsel is provided concerning the legality of the securities being registered.

Item 9.     Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on September 30, 2004.

                                                      BWC FINANCIAL CORP.

                                                      By:     /s/ James L. Ryan
                                                              James L. Ryan,
                                                              Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of BWC FINANCIAL CORP., a California corporation (the “Company”), hereby nominates and appoints James L. Ryan and Leland E. Wines, or either of them, as his agent and attorney-in-fact (the “Agent”), in his respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), in connection with the registration under the Act of shares of the Company’s Common Stock issuable under the Bank of Walnut Creek Employee Stock Ownership and Savings Plan together with participation interests in the Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

        Further, the undersigned do hereby authorize and direct such agent and attorney-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”), or state regulatory agencies, necessary, proper or convenient in his opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

        Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointed agent and attorney-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

        This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                               Title                                     Date

/s/  James L. Ryan
James L. Ryan                                     Chairman and Chief Executive Officer         September 30, 2004

                                                  Executive Vice President and Chief
/s/  Leland E. Wines                              Financial Officer (Principal Financial       September 30, 2004
Leland E. Wines                                   and Accounting Officer)

/s/  Tom J. Mantor
Tom J. Mantor                                     Director                                     September 30, 2004

/s/  Richard G. Hill
Richard G. Hill                                   Director                                     September 30, 2004

/s/  Reynold C. Johnson III
Reynold C. Johnson III                            Director                                     September 30, 2004

/s/  Craig Lazzareschi
Craig Lazzareschi                                 Director                                     September 30, 2004

/s/  John F. Nohr
John F. Nohr                                      Director                                     September 30, 2004

/s/  John L. Winther
John L. Winther                                   Director                                     September 30, 2004

EXHIBIT INDEX

Exhibit	Description

4.1	Bank of Walnut Creek Employee Stock Ownership and Savings Plan, as amended and restated effective January 1, 2002.

23.1	Consent of Moss Adams LLP.

24.1	Power of Attorney (included with signature page hereto).

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BWC Financial Corp. of our report dated January 23, 2003 appearing in BWC Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2003.

Moss Adams LLP

Stockton, California
September 30, 2004